Exhibit (m)(i)(B)

                                                            DATED: APRIL 4, 2001
                                                        AMENDED: AUGUST 12, 2003

                                     FORM OF
                                    EXHIBIT C
                                       TO
                                FIFTH THIRD FUNDS
                                 RULE 12B-1 PLAN

                 The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Advisor Shares of the Series of the Trust set forth below (the "Applicable Funds"):

Advisor Shares:
Fifth Third Intermediate Bond Fund                           Fifth Third Municipal Bond Fund
Fifth Third Bond Fund                                        Fifth Third Quality Growth Fund
Fifth Third Intermediate Municipal Bond Fund                 Fifth Third Balanced Fund
Fifth Third Strategic Income Fund                            Fifth Third Mid Cap Growth Fund
Fifth Third Multi Cap Value Fund                             Fifth Third Technology Fund
Fifth Third Worldwide Fund                                   Fifth Third Prime Money Market Fund
Fifth Third Micro Cap Value Fund                             Fifth Third LifeModel Conservative FundSM
Fifth Third Michigan Municipal Money                         Fifth Third LifeModel Moderately
         Market Fund                                                  Conservative FundSM
Fifth Third International GDP Fund                           Fifth Third LifeModel Moderate FundSM
Fifth Third Small Cap Growth Fund                            Fifth Third LifeModel Moderately
Fifth Third Large Cap Core Fund                                       Aggressive FundSM
Fifth Third Equity Index Fund                                Fifth Third LifeModel Aggressive FundSM
Fifth Third Short Term Bond Fund                             Fifth Third Small Cap Value Fund
Fifth Third Michigan Municipal Bond Fund                     Fifth Third International Equity Fund


                 In compensation for the services provided pursuant to this Plan, BISYS Fund Services Limited Partnership will be paid a monthly fee computed at the annual rate of up to 0.50% of the average aggregate net asset value of the Advisor Shares of each Applicable Fund held during the month.

         FIFTH THIRD FUNDS

         By: __________________
         Name:
         Title:


                                      C-76